PRESIDENTIAL REALTY CORPORATION                          EXHIBIT 99.1
180 SOUTH BROADWAY
WHITE PLAINS, NY 10605
914-948-1300







                                                     FOR IMMEDIATE RELEASE
                                                     White Plains, New York
                                                     December 27, 2004


Jeffrey Joseph, President of Presidential Realty Corporation, a real estate investment trust whose shares are traded on the American Stock Exchange (PDLA and PDLB), announced today that on December 23, 2004 Presidential made a $7,500,000 mezzanine loan to an affiliate of The Lightstone Group ("Lightstone"). The loan is secured by the ownership interests in the entities owning the Brazos Mall, an enclosed single story regional mall located in Lake Jackson, Texas with 697,678 square feet of rentable area, and the Shawnee Mall, an enclosed single story regional mall located in Shawnee, Oklahoma with 445,657 square feet of rentable area (the "Properties"). The loan has a term of 10 years and bears interest at the rate of 11% per annum. In connection with the loan, Presidential Realty obtained a 29% economic interest in the companies owning the Properties. The Properties are subject to a first mortgage loan from Wachovia Bank, National Association in the original principal amount of $39,500,000.

Mr. Joseph stated that Presidential was pleased to be able to complete another transaction with Lightstone. In September of this year the Company invested a total of $10,038,410 with Lightstone relating to five other regional shopping mall properties. In addition, Presidential has another $9,875,000 of loans outstanding from Lightstone secured by a number of apartment properties. All of these loans are in good standing.


Certain statements in this release that are not historical fact may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: trends and uncertainties in the general economic climate; the supply of and demand for residential and commercial properties; interest rate levels; the availability of financing and other risks associated with the development and acquisition of properties. Additional factors that could cause Presidential's results to differ materially from those described in the forward-looking statements can be found in the 2003 Annual Report on Form 10-K. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any changes in the Company's expectations with regard thereto or change in events, conditions or circumstances on which any such statement is based.

For further information contact:
Jeffrey F. Joseph, President
Presidential Realty Corporation
at the above address and telephone number